Exhibit 99.1

EARNINGS RELEASE

By:                              Expeditors International of Washington, Inc.

1015 Third Avenue, Suite 1200

Seattle, Washington  98104

CONTACT:	R. Jordan Gates

Chief Financial Officer

	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS 18% INCREASE IN THIRD QUARTER OPERATING INCOME

SEATTLE, WASHINGTON - November 6, 2007, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly net earnings of $74,320,000 for the third quarter of 2007, compared with $63,803,000 for the same quarter of 2006, an increase of 16%.  Net revenues for the third quarter of 2007 increased 13% to $384,810,000 as compared with $341,275,000 reported for the third quarter of 2006.  Total revenues and operating income were $1,411,025,000 and $119,521,000 in 2007 compared with $1,231,660,000 and $101,257,000 for the same quarter of 2006, increases of 15% and 18%, respectively.  Diluted net earnings per share for the third quarter were $.34 as compared with $.29 for the same quarter in 2006, an increase of 17%.  The company also reported that same store net revenues and operating income increased 13% and 18%, respectively for the third quarter of 2007 when compared with 2006.

For the nine months ended September 30, 2007, net earnings rose to $199,097,000 from $172,484,000 in 2006, an increase of 15%.  Net revenues for the nine months increased to $1,073,520,000 from $955,104,000 for 2006, up 12%. Total revenues and operating income for the nine months were $3,788,589,000 and $315,784,000 in 2007 compared with $3,389,638,000 and $275,461,000 for the same period in 2006, increases of 12% and 15%, respectively.  Diluted net earnings per share for the first three quarters of 2007 were $.90 as compared with $.78 for the same period of 2006, an increase of 15%. Same store net revenues and operating income increased 12% and 15%, respectively, for the nine months ended September 30, 2007, when compared with the same period of 2006.

“We are very encouraged by these record quarterly results, particularly in light of what we hear bantered about in the media regarding the strength of the global economy” said Peter J. Rose, Chairman and Chief Executive Officer. “We believe these results illustrate what we are able to accomplish when we are united in our efforts to grow our business through a continued and consistent focus on providing quality customer service. We are best served by focusing on our opportunities and ignoring the pundits and prognosticators who choose to spend their time analyzing only the challenges, which will always exist in some form or fashion.  At Expeditors we think the glass should always be at least half full, and it’s up to us, not external factors, to keep it that way.” Rose continued.

“Fundamentally, this quarter was very sound.  Our people have worked smarter as they have continued to work harder. Those efficiency gains showed up this quarter as we were successful in bringing labor costs as a percentage of net revenue back into proven historical ranges.  We also experienced a net revenue growth rate that exceeded the growth rate in operating overhead expenses.  The upshot of all this was a record high operating income margin of 31% of net revenue…something we regard as truly significant.  We never tire of giving the real credit to those to whom it rightfully belongs.  We have the best people, and we’re grateful to them for their professionalism and for their dedication. They’re the ones, quarter after quarter, who really make it happen.” Rose said.  “Finally, we’re sure that everyone is expecting us to say something about the investigation of the international airfreight forwarding industry being conducted by the Department of Justice (DOJ) and the subpoena we received in October. Rest assured that we are taking this whole issue very seriously.  We have retained the services of a noted law firm with a stellar reputation in these matters to help us comply with the DOJ’s subpoena. They are also assisting us in conducting a very rigorous self-review.  As part of this process, we have met with and continue to co-operate with the DOJ.   There has been no determination made at this stage that any anti-competitive behavior occurred.  We are doing our utmost to conduct “business as usual.”    It is our intention not to disrupt our employees’ routine or their ability to meet the needs of our customers. Thank you for your understanding and for your continued support.” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 174 full-service offices, 63 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

3rd Quarter 2007 Earning Release

November 6, 2007

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Nine months ended

September 30, 2007 and 2006

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Increase	2007	2006	% Increase
Revenues	$1,411,025	$1,231,660	15%	$3,788,589	$3,389,638	12%
Net revenues	$384,810	$341,275	13%	$1,073,520	$955,104	12%
Operating income	$119,521	$101,257	18%	$315,784	$275,461	15%
Net earnings	$74,320	$63,803	16%	$199,097	$172,484	15%
Diluted earnings per share	$.34	$.29	17%	$.90	$.78	15%
Basic earnings per share	$.35	$.30	17%	$.93	$.81	15%
Diluted weighted average shares outstanding	221,649,693	221,417,053		221,993,433	220,539,975
Basic weighted average shares outstanding	213,485,465	213,524,680		213,388,675	213,557,892

Offices opened during the Third Quarter of 2007

EUROPE	NEAR/MIDDLE EAST

Krakow, Poland +	Abu Dhabi, United Arab Emirates •
Maastricht, The Netherlands +	Amman, Jordan •

• Full-service office

+ Satellite office

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on November 8, 2007 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about November 15, 2007.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$557,182	$511,358
Short-term investments	441	578
Accounts receivable, net	984,092	811,486
Deferred Federal and state income taxes	7,760	7,490
Other current assets	21,854	10,925
Total current assets	1,571,329	1,341,837

Property and equipment, net	497,768	449,247
Goodwill, net	7,927	7,927
Other intangibles, net	8,141	7,584
Other assets	20,044	15,743

	$2,105,209	$1,822,338
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	660,460	544,028
Accrued expenses, primarily salaries and related costs	146,821	122,081
Federal, state and foreign income taxes	33,739	43,036
Total current liabilities	$841,020	$709,145

Deferred Federal and state income taxes	$60,160	$26,743

Minority interest	$16,696	$16,515

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 320,000,000 shares; issued and outstanding 212,995,326 shares at September 30, 2007 and 213,080,466 shares at December 31, 2006	2,130	2,131
Additional paid-in capital	53,402	119,582
Retained earnings	1,103,253	934,058
Accumulated other comprehensive income	28,548	14,164
Total shareholders’ equity		1,069,935

	$2,105,209	$1,822,338

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Airfreight	$629,071	$575,285	$1,710,747	$1,611,556
Ocean freight and ocean services	520,312	433,212	1,345,945	1,158,151
Customs brokerage and other services	261,642	223,163	731,897	619,931

Total revenues	1,411,025	1,231,660	3,788,589	3,389,638

Operating expenses:
Airfreight consolidation	490,880	453,246	1,317,970	1,263,803
Ocean freight consolidation	424,383	343,909	1,088,191	915,568
Customs brokerage and other services	110,952	93,230	308,908	255,163
Salaries and related costs	205,206	183,995	585,360	517,422
Rent and occupancy costs	17,751	15,814	50,162	46,971
Depreciation and amortization	9,690	9,341	29,540	26,020
Selling and promotion	8,890	8,484	27,567	25,398
Other	23,752	22,384	65,107	63,832
Total operating expenses	1,291,504	1,130,403	3,472,805	3,114,177

Operating income	119,521	101,257	315,784	275,461

Interest expense	(22)	(4)	82	(41)
Interest income	5,586	4,236	16,336	12,900
Other, net	1,038	743	3,468	2,875

Other income, net	6,602	4,975	19,886	15,734

Earnings before income taxes and minority interest	126,123	106,232	335,670	291,195

Income tax expense	51,750	47,133	136,225	119,688

Net earnings before minority interest	74,373	59,099	199,445	171,507

Minority interest	(53)	4,704	(348)	977

Net earnings	$74,320	$63,803	$199,097	$172,484

Diluted earnings per share	$0.34	$0.29	$0.90	$0.78

Basic earnings per share	$0.35	$0.30	$0.93	$0.81

Weighted average diluted shares outstanding	221,649,693	221,417,053	221,993,433	220,539,975

Weighted average basic shares outstanding	213,485,465	213,524,680	213,388,675	213,557,892

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating Activities:
Net earnings	$74,320	$63,803	$199,097	$172,484
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	701	259	346	752
Deferred income tax expense	13,216	3,378	25,456	15,967
Excess tax benefits from stock option plans	(4,149)	(1,194)	(25,772)	(22,202)
Stock compensation expense	11,206	11,813	34,709	29,629
Depreciation and amortization	9,690	9,341	29,540	26,020
Gain on sale of assets	(802)	—	(1,004)	(214)
Minority interest in earnings of consolidated entities	53	(4,704)	348	(977)
Other	369	1,640	1,057	3,500
Changes in operating assets and liabilities:
Increase in accounts receivable	(157,406)	(66,758)	(170,667)	(95,757)
Increase in other current assets	(1,821)	(2,150)	(2,325)	(3,922)
Increase in accounts payable and other current liabilities	79,108	44,290	141,553	113,306
Increase in taxes payable, net	12,029	24,960	7,187	39,803

Net cash provided by operating activities	36,514	84,678	239,525	278,389

Investing Activities:
Decrease (increase) in short-term investments	26	30	188	(253)
Purchase of property and equipment	(39,650)	(9,668)	(70,833)	(129,740)
Proceeds from sale of property and equipment	131	52	414	317
Prepayment on long-term land lease	(40)	—	(2,816)	(1,761)
Other	(786)	(1,999)	(2,386)	(1,513)

Net cash used in investing activities	(40,319)	(11,585)	(75,433)	(132,950)

Financing Activities:
Repayments of short-term debt, net	(203)	—	—	—
Net distributions to minority interests	—	(4,053)	(316)	(4,053)
Proceeds from issuance of common stock	31,588	19,353	59,456	45,373
Repurchases of common stock	(57,122)	(44,139)	(186,117)	(157,767)
Dividends paid	—	—	(29,902)	(23,576)
Excess tax benefits from stock option plans	4,149	1,194	25,772	22,202

Net cash used in financing activities	(21,588)	(27,645)	(131,107)	(117,821)

Effect of exchange rate changes on cash	7,533	(613)	12,839	8,017

(Decrease) increase in cash and cash equivalents	(17,860)	44,835	45,824	35,635

Cash and cash equivalents at beginning of period	575,042	454,694	511,358	463,894

Cash and cash equivalents at end of period	557,182	499,529	557,182	499,529

Interest and taxes paid:
Interest	25	22	163	54
Income tax	24,227	17,713	98,539	60,764

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other N. America	Far East	Europe	Australia/ New Zealand	Latin America	Middle East	Eliminations	Consolidated
Three months ended September 30, 2007

Revenues from unaffiliated customers	$273,476	36,209	825,183	174,668	18,049	20,155	63,285		1,411,025
Transfers between geographic areas	$29,031	2,450	4,719	9,564	1,927	2,827	3,598	(54,116)	—
Total revenues	$302,507	38,659	829,902	184,232	19,976	22,982	66,883	(54,116)	1,411,025

Net revenues	$153,030	17,399	112,327	62,932	10,820	10,952	17,350		384,810
Operating income	$37,465	3,971	55,772	12,965	3,236	2,044	4,068		119,521
Identifiable assets at quarter end	$908,430	77,717	494,081	449,433	36,591	41,328	97,700	(71)	2,105,209
Capital expenditures	$4,496	304	31,058	2,095	248	194	1,255		39,650
Depreciation and amortization	$5,385	334	1,166	1,773	242	384	406		9,690
Equity	$1,330,031	36,581	375,287	150,828	23,384	21,307	44,117	(794,202)	1,187,333

Three months ended September 30, 2006

Revenues from unaffiliated customers	$242,237	30,085	709,222	160,565	14,595	17,305	57,651		1,231,660
Transfers between geographic areas	$29,516	2,136	4,266	8,335	1,573	2,092	3,082	(51,000)	—
Total revenues	$271,753	32,221	713,488	168,900	16,168	19,397	60,733	(51,000)	1,231,660

Net revenues	$138,747	15,251	101,202	54,412	8,403	8,388	14,872		341,275
Operating income	$27,313	3,718	50,380	11,998	2,311	1,546	3,991		101,257
Identifiable assets at quarter end	$854,409	67,458	415,273	349,654	27,506	33,518	63,802	44	1,811,664
Capital expenditures	$6,378	226	799	1,430	29	269	537		9,668
Depreciation and amortization	$4,976	318	1,369	1,738	197	406	337		9,341
Equity	$1,165,850	27,797	307,047	102,363	16,065	13,533	27,779	(638,822)	1,021,612

Nine months ended September 30, 2007

Revenues from unaffiliated customers	$779,998	97,063	2,137,320	493,149	49,888	58,900	172,271		3,788,589
Transfers between geographic areas	$77,383	6,414	13,168	25,495	5,478	8,414	10,364	(146,716)	—
Total revenues	$857,381	103,477	2,150,488	518,644	55,366	67,314	182,635	(146,716)	3,788,589

Net revenues	$431,702	47,476	305,960	177,560	29,559	31,698	49,565		1,073,520
Operating income	$96,986	9,642	147,244	35,066	8,298	6,450	12,098		315,784
Identifiable assets at quarter end	$908,430	77,717	494,081	449,433	36,591	41,328	97,700	(71)	2,105,209
Capital expenditures	$21,045	1,316	38,419	5,621	1,139	957	2,336		70,833
Depreciation and amortization	$15,857	997	3,763	5,903	667	1,201	1,152		29,540
Equity	$1,330,031	36,581	375,287	150,828	23,384	21,307	44,117	(794,202)	1,187,333

Nine months ended September 30, 2006

Revenues from unaffiliated customers	$695,679	88,720	1,894,933	457,198	40,383	50,215	162,510		3,389,638
Transfers between geographic areas	$82,443	5,828	12,120	23,560	4,603	6,096	8,144	(142,794)	—
Total revenues	$778,122	94,548	1,907,053	480,758	44,986	56,311	170,654	(142,794)	3,389,638

Net revenues	$394,669	45,804	270,896	156,345	23,827	23,862	39,701		955,104
Operating income	$80,059	10,921	132,519	32,622	6,419	4,485	8,436		275,461
Identifiable assets at quarter end	$854,409	67,458	415,273	349,654	27,506	33,518	63,802	44	1,811,664
Capital expenditures	$115,142	521	6,259	5,240	375	1,060	1,143		129,740
Depreciation and amortization	$13,461	1,014	3,769	5,003	584	1,153	1,036		26,020
Equity	$1,165,850	27,797	307,047	102,363	16,065	13,533	27,779	(638,822)	1,021,612

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.